Exhibit 99.1

HPI Direct, Inc. and TAA Investments LLC

Consolidated Statements of Comprehensive Income

Years Ended December 31,

	2012	2011
Net sales	$29,960,803	$24,298,095

Costs and expenses:
Cost of goods sold	20,845,666	16,342,797
Selling and administrative expenses	7,076,412	6,775,173
Interest expense	440,500	359,057
	28,362,578	23,477,027

Net income	$1,598,225	$821,068

Comprehensive income	$1,598,225	$821,068

See accompanying notes to Consolidated Financial Statements.

HPI Direct, Inc. and TAA Investments LLC

Consolidated Balance Sheets

December 31,

ASSETS

CURRENT ASSETS:	2012	2011
Cash and cash equivalents	$190,324	$96,783
Accounts receivable - trade, net	2,772,118	3,927,357
Prepaid expenses and other current assets	1,183,598	749,587
Inventories, net	8,471,072	6,321,078
TOTAL CURRENT ASSETS	12,617,112	11,094,805

PROPERTY, PLANT AND EQUIPMENT, NET	4,011,792	3,940,712
INTANGIBLE ASSETS, NET	926,406	1,074,156
GOODWILL	1,258,245	1,258,245
OTHER ASSETS	27,549	22,462
	$18,841,104	$17,390,380

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Revolving Credit Agreement	$8,460,280	$7,924,016
Accounts payable	1,242,014	1,340,558
Customer deposits	35,852	30,132
Other current liabilities	1,695,242	1,940,423
Current portion of long-term debt	342,919	300,226
TOTAL CURRENT LIABILITIES	11,776,307	11,535,355

OTHER LONG-TERM LIABILITIES	-	561,292
LONG-TERM DEBT	2,340,344	1,868,294
COMMITMENTS AND CONTINGENCIES (NOTE 11)
SHAREHOLDERS' EQUITY:
Common stock $.001 par value - authorized 100,000 shares, issued and outstanding, 1,500 shares	2	2
Retained earnings	4,724,451	3,425,437
TOTAL SHAREHOLDERS' EQUITY	4,724,453	3,425,439
	$18,841,104	$17,390,380

See accompanying notes to Consolidated Financial Statements.

HPI Direct, Inc. and TAA Investments LLC

Consolidated Statements of Shareholders’ Equity

Years Ended December 31,

				Total
	Common	Common	Retained	Shareholders’
	Shares	Stock	Earnings	Equity
Balance, January 1, 2011	1,500	$2	$2,865,869	$2,865,871
Shareholder Distributions			(261,500)	(261,500)
Comprehensive income			821,068	821,068

Balance, December 31, 2011	1,500	2	3,425,437	3,425,439
Shareholder Distributions			(299,211)	(299,211)
Comprehensive Income			1,598,225	1,598,225

Balance, December 31, 2012	1,500	$2	$4,724,451	$4,724,453

See accompanying notes to Consolidated Financial Statements.

HPI Direct , Inc. and TAA Investments LLC

Consolidated Statements of Cash Flows

Years Ended December 31,

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$1,598,225	$821,068
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation and amortization	356,966	344,937
Provision for bad debts - accounts receivable	36,777	63,000
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable - trade	1,118,462	(2,103,018)
Inventories	(2,149,994)	(1,202,952)
Prepaid expenses and other current assets	(434,011)	(45,890)
Other assets	(5,087)	2,444
Accounts payable	(98,544)	458,014
Customer deposits	5,720	(46,527)
Other current liabilities	236,464	244,640
Net cash flows provided from (used in) operating activities	664,978	(1,464,284)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(280,296)	(116,364)
Acquisition of businesses	-	(1,114,000)
Payments of contingent consideration related to business acquisitions	(1,042,937)	(636,718)

Net cash used in investing activities	(1,323,233)	(1,867,082)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	850,000	-
Repayment of long-term debt	(335,257)	(292,471)
Net proceeds from revolving credit agreement	536,264	3,773,855
Distributions to shareholders	(299,211)	(261,500)
Net cash provided by financing activities	751,796	3,219,884

Net increase (decrease) in cash and cash equivalents	93,541	(111,482)
Cash and cash equivalents balance, beginning of year	96,783	208,265

Cash and cash equivalents balance, end of year	$190,324	$96,783

See accompanying notes to Consolidated Financial Statements.

Notes to Consolidated Financial Statements

Years Ended December 31, 2012 and 2011

NOTE 1 – Summary of Significant Accounting Policies:

a) Business description

HPI Direct, Inc. (“HPI”) manufactures and sells a wide range of uniforms, image apparel and accessories, primarily in domestic markets. HPI has a variable interest in TAA Investments, LLC (“TAA”), which owns the facility that houses HPI’s corporate offices and distribution facility. TAA is also affiliated with the company through common ownership.

b) Basis of presentation

The consolidated financial statements include the accounts of HPI and TAA, as HPI has determined it is the primary beneficiary. These entities are referred to collectively as the “Company”. All significant intercompany transactions have been eliminated.

c) Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

d) Revenue recognition and allowance for doubtful accounts

The Company recognizes revenue as products are shipped and title passes to the customer. The Company collects sales tax for various taxing authorities. It is the Company’s policy to record these amounts on a net basis. Therefore, these amounts are not included in net sales for the Company. A provision for estimated returns and allowances is recorded based upon historical experience and current allowance programs. Judgments and estimates are used in determining the collectability of accounts receivable. The Company analyzes specific accounts receivable and historical bad debt experience, customer credit worthiness, current economic trends and the age of outstanding balances when evaluating the adequacy of the allowance for doubtful accounts. Management judgments and estimates are used in connection with establishing the allowance in any accounting period. Changes in estimates are reflected in the period they become known. Charge-offs of accounts receivable are made once all collection efforts have been exhausted. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

e) Cost of goods sold and shipping and handling fees and costs

Cost of goods sold consists primarily of direct costs of acquiring inventory, including cost of merchandise, inbound freight charges, purchasing and receiving costs, inspection costs, and warehousing costs. The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with out-bound freight are generally recorded in cost of goods sold. Other shipping and handling costs are included in selling and administrative expenses and totaled $1,658,033 and $1,527,551 for the years ended December 31, 2012 and 2011, respectively.

f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market value. Judgments and estimates are used in determining the likelihood that goods on hand can be sold to customers. Historical inventory usage and current revenue trends are considered in estimating both excess and obsolete inventories. If actual product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

g) Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. Costs of assets sold or retired and the related accumulated depreciation and amortization are eliminated from accounts and the net gain or loss is reflected in the consolidated statement of comprehensive income within selling and administrative expenses.

h) Other intangible assets

Other intangible assets consist of customer relationships acquired in previous business acquisitions.

The breakdown of intangible assets as of December 31, 2012 and 2011 was as follows:

		Estimated
	Customer Relationships	Useful Life
December 31, 2012
Cost	$1,182,000	8 years
Accumulated amortization	(255,594)
Net	$926,406

December 31, 2011
Cost	$1,182,000	8 years
Accumulated amortization	(107,844)
Net	$1,074,156

Amortization expense for other intangible assets was $147,750 and $107,844 for the years ended December 31, 2012 and 2011, respectively. Amortization expense for other intangible assets is expected to be $147,750 for each of the years ending December 31, 2013, 2014, 2015, 2016 and 2017; and $187,656 thereafter.

i) Goodwill

The Company assesses the recoverability of its goodwill as of December 31 of each year, or more frequently whenever events or changes in circumstances indicate that the asset might be impaired.

j) Depreciation and amortization

Plant and equipment are depreciated on the straight-line basis at 2.5% for buildings, 2.5% to 20% for improvements, 10% to 33.33% for machinery, equipment and fixtures and 20% to 33.33% for transportation equipment. Leasehold improvements are amortized over the terms of the leases inasmuch as such improvements have useful lives of at least the terms of the respective leases.

k) Taxes on income

HPI, with the consent of its shareholders, has elected to be taxed as an S corporation. Under this election, the officers and shareholders of HPI are taxed individually on their proportionate share of the Company's annual income. TAA is a limited liability company. Under this structure, the shareholders of TAA are taxed individually on their proportionate share of the Company's annual income. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements of the Company.

l) Impairment of long-lived assets

Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to future net cash flows the asset is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.

m) Comprehensive income

Other comprehensive income is defined as the change in equity during a period, from transactions and other events, excluding changes resulting from investments by owners (e.g., supplemental stock offering) and distributions to owners (e.g., dividends). The Company has no items to be included in other comprehensive income for the years ended December 31, 2012 or 2011.

n) Operating segments

FASB establishes standards for the way that public companies report information about operating segments in annual financial statements and establishes standards for related disclosures about product and services, geographic areas and major customers. The Company has reviewed the standard and determined that it operates in one segment.

o)  Risks and concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk include cash in banks in excess of federally insured amounts.  The Company manages this risk by maintaining all deposits in high quality financial institutions and periodically performing evaluations of the relative credit standing of the financial institutions. When assessing credit risk the Company considers whether the credit risk exists at both the individual and group level. Consideration is given to the activity, region and economic characteristics when assessing if there exists a group concentration risk. At December 31, 2012 the Company had one customer with an accounts receivable balance greater than 10% of the total accounts receivable. This customer owed approximately $308,000 or approximately 10% of the total accounts receivable balance. At December 31, 2011 the Company had no customers with an accounts receivable balance greater than 10% of the total accounts receivable. The Company did not have any customers in excess of 10% of net sales for the years ended December 31, 2012 or 2011, respectively.

p) Fair value of financial instruments

The carrying amounts of cash and cash equivalents, receivables and accounts payable approximated fair value as of December 31, 2012 and 2011, because of the relatively short maturities of these instruments. The carrying value of revolving credit and long-term debt approximates fair value due to market interest rates.

q) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The most significant estimates included in the financial statements relate to the determination of fair values of assets acquired and liabilities assumed, potential impairment of goodwill and other long-term assets, allowance for doubtful accounts, sales returns and allowances, potential inventory obsolescence and useful lives of long-term assets.

r) Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”).  ASU 2011-05 requires companies to present the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements.  It eliminates the option to present components of other comprehensive income as part of the changes in stockholders’ equity.  The standard does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income.  ASU 2011-05 is effective for interim and annual periods beginning after December 15, 2011, with early adoption permitted.  The adoption of ASU 2011-05 only impacts presentation and did not have any effect on the Company’s consolidated financial statements or on its financial condition.

In December 2011, the FASB issued Accounting Standards Update No. 2011-12: Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (“ASU 2011-12”). The Update defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. As part of this update, the FASB did not defer the requirement to report comprehensive income either in a single continuous statement or in two separate but consecutive financial statements. ASU 2011-12 is effective for annual periods beginning after December 15, 2012.

NOTE 2 - Allowance for Doubtful Accounts Receivable:

The activity in the allowance for doubtful accounts receivable was as follows:

	2012	2011
Balance at the beginning of year	$97,636	$81,487

Provision for bad debts	36,777	63,000

Charge-offs	(9,413)	(46,851)

Balance at the end of year	$125,000	$97,636

NOTE 3 - Reserve for Sales Returns and Allowances:

The activity in the reserve for sales returns and allowances was as follows:

	2012	2011
Balance at the beginning of year	$38,000	$26,000

Provision for returns and allowances	54,000	38,000

Actual returns and allowances paid to customers	(38,000)	(26,000)

Balance at the end of year	$54,000	$38,000

NOTE 4 - Inventories:

	December 31,
	2012	2011
Finished goods	$7,548,387	$5,834,135
Raw materials	922,685	486,943
	$8,471,072	$6,321,078

NOTE 5 - Property, Plant and Equipment:

	December 31,
	2012	2011
Land	$521,408	$521,408
Buildings, improvements and leaseholds	3,731,693	3,731,693
Machinery, equipment and fixtures	2,199,193	1,918,900
	6,452,294	6,172,001
Accumulated depreciation	(2,440,502)	(2,231,289)
	$4,011,792	$3,940,712

Depreciation charges were approximately $209,216 and $237,091 in 2012 and 2011, respectively.

NOTE 6 – Revolving Credit Agreement:

	December 31,
	2012	2011

Note payable to Bank of North Georgia pursuant to revolving credit agreement, maturing April 1, 2014	$8,460,280	$7,924,016

The Company entered into a credit agreement with Bank of North Georgia that made available to the Company up to $11,000,000 on a revolving credit basis. Interest is payable at Prime plus 1.0% (4.25% at December 31, 2012). The revolving credit agreement expires on April 1, 2014 and is secured by all of the Company’s assets.

The Company also entered into a line of credit agreement with the Bank of North Georgia that made available to the Company up to $500,000. Interest is payable at prime plus 2.5% with a floor of 6%. There was no balance outstanding on this agreement at December 31, 2012 or 2011.

The Company is in full compliance with all terms, conditions and covenants of the credit agreement. The outstanding balance under these agreements was paid in full on July 1, 2013.

NOTE 7 – Long-Term Debt:

	December 31,
	2012	2011

First mortgage payable to Bank of North Georgia pursuant to revolving credit agreement, maturing December 20, 2017	$1,868,294	$2,168,520

Second mortgage payable to Bank of North Georgia pursuant to revolving credit agreement, maturing February 28, 2017	814,969	-
	2,683,263	2,168,520
Less current maturities of long-term debt	342,919	300,226
	$2,340,344	$1,868,294

In 2007, the Company entered into a first mortgage agreement with Bank of North Georgia secured by the Company’s corporate office and distribution facility. Interest is payable at LIBOR plus 2.5% (2.75% at December 31, 2012).

In 2012, the Company entered into a second mortgage agreement with Bank of North Georgia secured by the Company’s corporate office and distribution facility. Interest is payable at 4.25%.

The Company is in full compliance with all terms, conditions and covenants of the credit agreements. The outstanding balance under these agreements was paid in full on July 1, 2013.

NOTE 8 – Shareholder Agreements:

The Company has entered into agreements with officer-owners under which, in the event an individual desires to sell, exchange, give or pledge, his or her Company shares, or upon death of the individual, the Company has the option to reacquire all or a part of his or her stock. The purchase price is determined by the agreement and is payable as the parties may determine.

NOTE 9 – Benefit Plans:

Defined Contribution Plan

The Company provides a defined contribution plan covering qualified employees. The plan includes a provision that allows employees to make pre-tax contributions under Section 401(k) of the Internal Revenue Code. The plan provides for the Company to make discretionary matching contribution to the plan. The Company made no contributions for the years ended December 31, 2012 and 2011.

NOTE 10 – Rentals:

Aggregate rent expense, including month-to-month rentals, approximated $21,350 and $10,675 for the years ended December 31, 2012 and 2011, respectively. The Company has no long-term lease commitments.

NOTE 11 – Contingencies:

The Company is involved in various legal actions and claims arising from the normal course of business. In the opinion of management, the ultimate outcome of these matters will not have a material impact on the Company’s results of operations, cash flows, or financial position.

NOTE 12 – Acquisitions

On February 28, 2011, the Company acquired substantially all of the assets of Storreytime, LLC. (“Storreytime”), a privately owned company specializing in the design, manufacture and distribution of uniforms to domestic retailers, foodservice chains, and other service industries throughout the United States. The purchase price for the asset acquisition consisted of approximately $664,000 in cash and additional contingent consideration through February 2013 and is allocated as follows:

Inventories	$460,000
Vendor Deposits	64,000
Customer Related Intangibles	693,000
Goodwill	768,009
Total assets	$1,985,009
Future contingent liabilities	$1,321,009

Revenues and expenses of Storreytime are included in the consolidated financial statements beginning March 1, 2011.

The Company expensed approximately $260,000 in transaction costs associated with this transaction during the year ended December 31, 2011.  These amounts are included in selling and administrative expenses in the consolidated statement of comprehensive income for the year ended December 31, 2011.

As of December 31, 2012 and 2011 the contingent payable balance outstanding was $17,123 and $802,784, respectively. These amounts are included in other current liabilities and other long-term liabilities on the consolidated balance sheets.

On June 30, 2011, the Company acquired substantially all of the assets of BEG, LLC (“BEG”), a privately owned company specializing in the design, manufacture and distribution of uniforms to domestic retailers, foodservice chains, and other service industries throughout the United States. The purchase price for the asset acquisition consisted of approximately $450,000 in cash and additional contingent consideration through July 2013 and is allocated as follows:

Inventories	$350,702
Equipment	40,000
Customer Related Intangibles	489,000
Goodwill	490,236
Total assets	$1,369,938
Future contingent liabilities	$919,938

Revenues and expenses of BEG are included in the consolidated financial statements beginning July 1, 2011.

The company expensed approximately $168,000 in transaction costs associated with this transaction during the year ended December 31, 2011.  These amounts are included in selling and administrative expenses in the consolidated statement of comprehensive income for the year ended December 31, 2011.

As of December 31, 2012 and 2011 the contingent payable balance outstanding was $544,169 and $801,445, respectively. These amounts are included in other current liabilities and other long-term liabilities on the consolidated balance sheets. In July 2013, the Company and BEG settled all contingent consideration related to this transaction.

NOTE 13 – Due To Shareholders:

As of December 31, 2012 and 2011, the Company had outstanding balances payable to its shareholders for $372,950 and $409,088, respectively. There are no fixed repayment terms for these obligations. These amounts are included in other current liabilities on the consolidated balance sheets.

NOTE 14 – Supplemental Cash Flow Information:

	Year Ended December 31,
	2012	2011
Interest paid	$431,355	$329,413

NOTE 15 – Subsequent Events:

Management has evaluated events and transactions for potential recognition or disclosure through September 12, 2013, the date which these consolidated financial statements were available for issuance.

On July 1, 2013, the Company sold substantially all of its assets to Superior Uniform Group, Inc.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of

Superior Uniform Group, Inc.

We have audited the accompanying consolidated financial statements of HPI Direct, Inc. and TAA Investments, LLC (collectively the Company), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann, P.C.

September 12, 2013

Clearwater, Florida